TriQuint Announces Second Quarter 2013 Results

HILLSBORO, OREGON (USA) - July 24, 2013 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ending June 29, 2013, including the following highlights:

•	Revenue for the quarter was $190.1 million

•	GAAP net loss for the quarter was $14.9 million, or $(0.09) per share

•	Non-GAAP net loss for the quarter was $10.9 million, or $(0.07) per share

•	Mobile Devices market revenue grew 12% sequentially and 5% over the same period a year ago

•	Repurchased 7.7 million shares for $51.1 million

•	Produced industry's first gallium nitride (GaN) transistors using GaN-on-diamond wafers

•	Accelerated GaN offerings with 15 new products and two new Foundry services

•	Introduced new chipsets for point-to-point radios serving 3G/4G cellular backhaul

•	Doubled BAW capacity compared to last year's levels

Commenting on the results, Ralph Quinsey, President and Chief Executive Officer, stated “It is an exciting time for TriQuint. Our results exceeded our April guidance, but more importantly, this marks the beginning of the next phase of growth at TriQuint. In Q3 2013, I expect revenue to jump 30% sequentially, bringing significantly improved margins and profitability. I believe Q3 is the beginning of a stronger period of performance for TriQuint, built on a differentiated strategy that is defensible and sustainable. Our strategic focus is on innovation, technology and a comprehensive RF capability. Our investments in proprietary GaN, BAW and advanced SAW are examples of where we set ourselves apart from the competition and I believe our Q3 outlook validates our path.”

Summary Financial Results for the Three Months Ended June 29, 2013:

Revenue for the second quarter of 2013 was $190.1 million, up 7% from the second quarter of 2012 and up 3% sequentially. Revenue grew in all three markets from the second quarter of 2012.

Cash and investments decreased by $51.8 million to $89.3 million in the quarter due primarily to the share buyback and planned growth in inventory.

GAAP

Gross margin for the second quarter of 2013 was 29.8%, up sequentially from 21.0% due to the absence of a now resolved Q1 quality issue, higher revenue, higher factory utilization and better yields. Operating expenses for the second quarter of 2013 were $73.1 million, consistent with the previous quarter.

Net loss for the second quarter of 2013 was $14.9 million or $(0.09) per share, compared with a net loss of $27.9 million, or $(0.17) per share, in the previous quarter.

Non-GAAP

Gross margin for the second quarter was 31.3%, up sequentially from 22.8% due to the absence of a now resolved Q1 quality issue, higher revenue, improved factory utilization and better yields. Operating expenses for the quarter were $69.6 million, up 2% sequentially.

Net loss for the second quarter of 2013 was $10.9 million, or $(0.07) per share, improved sequentially from a net loss of $27.2 million or $(0.17) per share.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The company believes third quarter 2013 revenue will be between $245 million and $255 million and is currently 90% booked to the midpoint of this guidance. Non-GAAP gross margin is expected to be between 34% and 36%, driven primarily by higher expected revenue. Third quarter non-GAAP net income is expected to be between $0.09 and $0.11 per diluted share. Solid results in the second quarter and our current expectation for the remainder of the year lead us to believe non-GAAP earnings of at least $0.05 per diluted share for fiscal 2013 is a reasonable expectation.

Additional Information regarding June 29, 2013 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Six Months Ended
	Q2 2013	Q1 2013	Change vs. Q1 2013	Q2 2012	Change vs. Q2 2012	Q2 2013	Q2 2012	Change vs. Q2 2012
Revenue	$190.1	$184.2	3%	$178.0	7%	$374.3	$394.7	(5)%
Gross Profit	$56.7	$38.8	46%	$44.9	26%	$95.5	$107.5	(11)%
Gross Margin %	29.8%	21.0%	8.8%	25.2%	4.6%	25.5%	27.2%	(1.7)%
Operating Loss	$(16.4)	$(34.5)	52%	$(24.4)	33%	$(50.9)	$(28.0)	(82)%
Net Loss	$(14.9)	$(27.9)	47%	$(13.1)	(14)%	$(42.8)	$(11.2)	(282)%
Loss per share	$(0.09)	$(0.17)	$0.08	$(0.08)	$(0.01)	$(0.27)	$(0.07)	$(0.20)

NON-GAAP RESULTS A

	Three Months Ended					Six Months Ended
	Q2 2013	Q1 2013	Change vs. Q1 2013	Q2 2012	Change vs. Q2 2012	Q2 2013	Q2 2012	Change vs. Q2 2012
Revenue	$190.1	$184.2	3%	$178.0	7%	$374.3	$394.7	(5)%
Gross Profit	$59.5	$42.0	42%	$49.7	20%	$101.5	$115.4	(12)%
Gross Margin %	31.3%	22.8%	8.5%	27.9%	3.4%	27.1%	29.2%	(2.1)%
Operating Loss	$(10.1)	$(26.0)	61%	$(14.7)	31%	$(36.1)	$(10.3)	(250)%
Net Loss	$(10.9)	$(27.2)	60%	$(15.0)	27%	$(38.2)	$(10.9)	(250)%
Loss per share	$(0.07)	$(0.17)	$0.10	$(0.09)	$0.02	$(0.24)	$(0.07)	$(0.17)
A	Excludes stock based compensation charges, non-cash tax (benefit) expense, certain entries associated with acquisitions and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 14965216. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until July 30, 2013.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax (benefit) expense, certain entries associated with acquisitions and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax (benefit) expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements under "Outlook" regarding TriQuint's anticipated third quarter revenues, non-GAAP gross margin and diluted earnings (loss) per share for the third quarter and for the year; our bookings to revenue; and statements regarding steps that will lead TriQuint back to growth and improved financial performance in fiscal 2013. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Grant Brown Director, Investor Relations TriQuint Semiconductor, Inc Tel: +1.503.615.9413 E-mail: grant.brown@triquint.com	Media Contact: Brandi Frye Sr. Director, Corporate Communications TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 29, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$74,543	$116,653
Investments in marketable securities	14,785	22,305
Accounts receivable, net	99,346	132,729
Inventories	170,678	138,246
Prepaid expenses	11,371	8,938
Deferred tax assets, net	13,586	12,530
Other current assets	39,909	48,382
Total current assets	424,218	479,783
Property, plant and equipment, net	468,692	448,741
Goodwill	4,391	4,391
Intangible assets, net	19,631	23,163
Deferred tax assets – noncurrent, net	67,374	57,185
Other noncurrent assets, net	32,796	40,415
Total assets	$1,017,102	$1,053,678

Liabilities and Stockholders' Equity
Current liabilities:
Credit facility borrowing	$20,000	$—
Accounts payable	73,774	65,388
Accrued payroll	38,116	33,254
Other accrued liabilities	13,000	15,132
Total current liabilities	144,890	113,774
Long-term liabilities:
Long-term income tax liability	3,598	2,809
Cross-licensing liability	12,297	12,818
Other long-term liabilities	16,090	15,878
Total liabilities	176,875	145,279
Stockholders' equity:
Common stock	156	161
Additional paid-in capital	650,872	676,203
Accumulated other comprehensive loss	(368)	(366)
Retained earnings	189,567	232,401
Total stockholders' equity	840,227	908,399
Total liabilities and stockholders' equity	$1,017,102	$1,053,678

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenues	$190,103	$184,209	$178,002	$374,312	394,732
Cost of goods sold	133,384	145,437	133,064	278,821	287,205
Gross profit	56,719	38,772	44,938	95,491	107,527

Operating expenses:
Research, development and engineering	47,107	46,071	38,084	93,178	75,158
Selling, general and administrative	25,989	27,241	31,270	53,230	60,356
Total operating expenses	73,096	73,312	69,354	146,408	135,514

Operating loss	(16,377)	(34,540)	(24,416)	(50,917)	(27,987)

Other (expense) income:
Interest income	38	38	89	76	138
Interest expense	(1,137)	(1,139)	(313)	(2,276)	(663)
Gain/recovery of investment	421	—	4	421	6,957
Other, net	(85)	(309)	35	(394)	145
Other (expense) income, net	(763)	(1,410)	(185)	(2,173)	6,577

Loss before income tax	(17,140)	(35,950)	(24,601)	(53,090)	(21,410)

Income tax benefit	(2,255)	(8,001)	(11,551)	(10,256)	(10,243)
Net loss	$(14,885)	$(27,949)	$(13,050)	$(42,834)	$(11,167)

Per Share Data:
Basic per share net loss	$(0.09)	$(0.17)	$(0.08)	$(0.27)	$(0.07)
Diluted per share net loss	$(0.09)	$(0.17)	$(0.08)	$(0.27)	$(0.07)

Weighted-average shares outstanding:
Basic	159,347	160,758	165,355	160,044	165,796
Diluted	159,347	160,758	165,355	160,044	165,796

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Six Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	70.2%	79.0%	74.8%	74.5%	72.8%
Gross profit	29.8%	21.0%	25.2%	25.5%	27.2%

Operating expenses:
Research, development and engineering	24.8%	25.0%	21.4%	24.9%	19.0%
Selling, general and administrative	13.6%	14.8%	17.5%	14.2%	15.3%
Total operating expenses	38.4%	39.8%	38.9%	39.1%	34.3%

Operating loss	(8.6)%	(18.8)%	(13.7)%	(13.6)%	(7.1)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%	0.0%	0.0%
Interest expense	(0.6)%	(0.6)%	(0.2)%	(0.6)%	(0.2)%
Gain/recovery of investment	0.2%	—%	0.0%	0.1%	1.8%
Other, net	(0.0)%	(0.2)%	0.1%	(0.1)%	0.1%
Other (expense) income, net	(0.4)%	(0.8)%	(0.1)%	(0.6)%	1.7%

Loss before income tax	(9.0)%	(19.6)%	(13.8)%	(14.2)%	(5.4)%

Income tax benefit	(1.2)%	(4.4)%	(6.5)%	(2.8)%	(2.6)%
Net loss	(7.8)%	(15.2)%	(7.3)%	(11.4)%	(2.8)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Six Months Ended
	June 29, 2013		March 30, 2013		June 30, 2012		June 29, 2013		June 30, 2012
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$56,719	29.8%	$38,772	21.0%	$44,938	25.2%	$95,491	25.5%	$107,527	27.2%
Adjustment for stock based compensation charges	1,570	0.8%	2,036	1.1%	1,823	1.0%	3,606	1.0%	3,929	1.0%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	1,763	1.0%	—	—%	1,763	0.5%
Adjustment for charges associated with acquisitions	1,202	0.7%	1,208	0.7%	1,126	0.7%	2,410	0.6%	2,221	0.5%
NON-GAAP GROSS PROFIT	$59,491	31.3%	$42,016	22.8%	$49,650	27.9%	101,507	27.1%	115,440	29.2%

GAAP OPERATING EXPENSES	$73,096	38.4%	$73,312	39.8%	$69,354	38.9%	$146,408	39.1%	$135,514	34.3%
Adjustment for stock based compensation charges	(5,623)	(3.0)%	(4,987)	(2.7)%	(5,735)	(3.2)%	(10,610)	(2.8)%	(10,326)	(2.6)%
Adjustment for charges associated with acquisitions	2,108	1.2%	(314)	(0.2)%	714	0.4%	1,794	0.5%	512	0.1%
NON-GAAP OPERATING EXPENSES	$69,581	36.6%	$68,011	36.9%	$64,333	36.1%	$137,592	36.8%	$125,700	31.8%

GAAP OPERATING LOSS	$(16,377)	(8.6)%	$(34,540)	(18.8)%	$(24,416)	(13.7)%	$(50,917)	(13.6)%	$(27,987)	(7.1)%
Adjustment for stock based compensation charges	7,193	3.8%	7,023	3.8%	7,558	4.2%	14,216	3.8%	14,255	3.6%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	1,763	1.0%	—	—%	1,763	0.5%
Adjustment for charges associated with acquisitions	(906)	(0.5)%	1,522	0.9%	412	0.3%	616	0.2%	1,709	0.4%
NON-GAAP OPERATING LOSS	$(10,090)	(5.3)%	$(25,995)	(14.1)%	$(14,683)	(8.2)%	$(36,085)	(9.6)%	$(10,260)	(2.6)%

GAAP NET LOSS	$(14,885)	(7.8)%	$(27,949)	(15.2)%	$(13,050)	(7.3)%	$(42,834)	(11.4)%	$(11,167)	(2.8)%
Adjustment for stock based compensation charges	7,193	3.8%	7,023	3.8%	7,558	4.2%	14,216	3.8%	14,255	3.6%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	1,763	1.0%	—	—%	1,763	0.5%
Adjustment for gain/recovery of investment	(421)	(0.2)%	—	—%	(4)	—%	(421)	(0.1)%	(6,957)	(1.8)%

Adjustment for non-cash tax benefit	(2,413)	(1.4)%	(8,311)	(4.5)%	(11,703)	(6.6)%	(10,725)	(2.9)%	(10,560)	(2.8)%
Adjustment for charges associated with acquisitions	(421)	(0.2)%	2,012	1.1%	412	0.3%	1,591	0.4%	1,735	0.5%
NON-GAAP NET LOSS	$(10,947)	(5.8)%	$(27,225)	(14.8)%	$(15,024)	(8.4)%	$(38,173)	(10.2)%	$(10,931)	(2.8)%

GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.09)		$(0.17)		$(0.08)		$(0.27)		(0.07)
Adjustment for stock based compensation charges	0.04		0.04		0.05		0.09		0.09
Adjustment for accelerated depreciation of certain machinery and equipment	—		—		0.01		—		0.01
Adjustment for gain/recovery of investment	(0.00)		—		(0.00)		(0.00)		(0.04)
Adjustment for non-cash tax benefit	(0.02)		(0.05)		(0.07)		(0.07)		(0.07)
Adjustment for charges associated with acquisitions	0.00		0.01		0.00		0.01		0.01
NON-GAAP DILUTED LOSS PER SHARE	$(0.07)		$(0.17)		$(0.09)		$(0.24)		$(0.07)

Our earnings release contains forward looking estimates of non-GAAP gross margin and earnings per share for the third quarter of 2013 and for the full year of 2013. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share for the third quarter of 2013 and for the full year of 2013 based on the mid-point of guidance.

Forward Looking Q3 GAAP Gross Margin	33.5%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking Q3 non-GAAP Gross Margin	35.0%

Forward Looking Q3 GAAP Net Income per Share	$—
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.05
Adjustment for charges associated with acquisitions	0.01
Forward Looking Q3 non-GAAP Net Income per Share	$0.10

Forward Looking 2013 GAAP Net Income per Share	$(0.15)
Adjustment for stock based compensation charges	0.18
Adjustment for non-cash tax expense	(0.01)
Adjustment for charges associated with acquisitions	0.03
Forward Looking 2013 non-GAAP Net Income per Share	$0.05